UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 8, 2006

LASERLOCK TECHNOLOGIES, INC.
(Exact Name of Registrant Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-31927 (Commission File Number)	23-3023677 (I.R.S. Employer Identification No.)

837 Lindy Lane
Bala Cynwyd, Pennsylvania	19004
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (610) 668-1952

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry Into a Material Definitive Agreement.

On November 2, 2006, we entered into an agreement with Athanor Capital Partners Limited, based in London, United Kingdom (“Athanor”), under which Athanor will act as a corporate advisor and broker to us. With Athanor’s guidance, we intend to form a new holding company in the United Kingdom (“Newco”) and to attempt to raise up to $5,000,000 through the issuance of Newco’s shares on the London Stock Exchange’s AIM market (“AIM”). Under the terms of the agreement, Athanor will provide corporate finance advice and capital raising assistance to us in connection with a proposed application for the admission of Newco’s shares to trade on the AIM. This initiative contemplates that we will use the proceeds of the offering to complete the acquisition of the assets of ExaqtWorld S.A.R.L., including ExaqtWorld’s patent portfolio, fund the global sales and marketing operations of the combined product lines, and exchange all outstanding shares of Laserlock for shares in Newco. Following the consummation of that transaction and the admission of Newco’s shares on the AIM, the shares of Laserlock will no longer trade on the United States over the counter market.

On signing the agreement, we paid Athanor a $10,000 non-refundable fee and granted them options to purchase 1,000,000 shares of our common stock at $.0001 per share. If Newco’s shares are admitted for trading on the AIM, Athanor will be paid a success fee of £122,000 (approximately $230,189) and 6% of the gross proceeds of the offering. In addition, under the terms of the agreement, we granted Athanor warrants, exercisable for three years following issuance, to purchase up to 3% of the shares of Newco outstanding upon completion of the offering at the subscription price of the shares sold. If we terminate the agreement with Athanor without cause at any time prior to the consummation of the offering, we are obligated to pay Athanor a termination fee of up to £40,000 (approximately $76,000), based on the amount of work undertaken by Athanor through the termination date.

There can be no assurances that Athanor will be successful in securing additional capital on acceptable terms or that Laserlock will complete any of the transactions described above in connection with the proposed offering of Newco shares.

A copy of the agreement with Athanor Capital Partners Limited is attached to this filing on Form 8-K as Exhibit 10.1.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01.

Item 3.02 - Unregistered Sale of Equity Securities.

See Item 1.01.

Item 8.01 - Other Events.

On November 8, 2006, the registrant issued a press release announcing it had entered into the agreement described in Item 1.01. A copy of the press release is furnished with this Form 8-K as Exhibit 99.1.

Item 9.01 - Financial Statements and Exhibits.

(d)	Exhibits

10.1
Letter Agreement re: Proposed Admission through an Introduction of Laserlock Technologies, Inc. to trading on the London Stock Exchange plc’s AIM, entered into on November 2, 2006 by Laserlock Technologies, Inc. and Athanor Capital Partners Limited.

99.1	Press Release dated November 8, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LASERLOCK TECHNOLOGIES, INC.

Date: November 8, 2006	/s/ Norman Gardner
Name: Norman Gardner
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1
Letter Agreement re: Proposed Admission through an Introduction of Laserlock Technologies, Inc. to trading on the London Stock Exchange plc’s AIM, entered into on November 2, 2006 by Laserlock Technologies, Inc. and Athanor Capital Partners Limited.

99.1	Press release dated November 8, 2006